AGREEMENT AND PLAN OF REORGANIZATION


	THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of this 14th day of March, 2011, by and among Eaton Vance
Investment Trust, a Massachusetts business trust
("Investment Trust") on behalf of its series Eaton
Vance New Jersey Limited Maturity Municipal Income
Fund ("New Jersey Limited Fund") and Investment
Trust, on behalf of its series Eaton Vance National
Limited Maturity Municipal Income Fund ("National
Limited Fund").

WITNESSETH
	WHEREAS, Investment Trust is registered
under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as New
Jersey Limited Fund and National Limited Fund), and the Trustees of Investment Trust have divided the shares of New Jersey Limited Fund and National
Limited Fund into Class A, Class B, Class C and Class I shares ("New Jersey Limited Fund Shares" and
"National Limited Fund Shares");

	WHEREAS, Investment Trust desires to provide for the reorganization of New Jersey Limited Fund through the acquisition by National Limited Fund of substantially all of the assets of New Jersey Limited
Fund in exchange for National Limited Fund Shares in the manner set forth herein; and

	WHEREAS, it is intended that the
reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the
"Code");

	NOW, THEREFORE, in consideration of the
mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term "1933 Act" shall mean the
Securities Act of 1933, as amended.

1.2	The term "1934 Act" shall mean the
Securities Exchange Act of 1934, as amended.

	1.3	The term "Agreement" shall mean
this Agreement and Plan of
Reorganization.

	1.4	The term "Assumed Liabilities" shall
mean all liabilities, expenses, costs,
charges and receivables of New Jersey
Limited Fund as of the Close of
Trading on the New York Stock
Exchange on the Valuation Date.
Included therein for the National
Limited Fund Class B and Class C shall
be the uncovered distribution charges
under the New Jersey Limited Fund
Class B and Class C Distribution Plans,
or, if lower, the amount of contingent
deferred sales charges that would be
paid by all New Jersey Limited Class B
and Class C shareholders if they
redeemed on the Closing Date; such
amount shall be treated as uncovered
distribution charges under the
National Limited Fund Class B and
Class C Distribution Plans.

	1.5	The term "Business Day" shall mean
any day that the New York Stock
Exchange is open.

1.6	The term "Close of Trading on the
NYSE" shall mean the close of regular
trading on the New York Stock
Exchange, which is usually 4:00 p.m.
Eastern Time.

	1.7	The term "Closing" shall mean the
closing of the transaction
contemplated by this Agreement.
	1.8	The term "Closing Date" shall mean
September 23, 2011, provided all
necessary approvals have been
received, or such other date as may be
agreed by the parties on which the
Closing is to take place.

	1.9	The term "Commission" shall mean
the Securities and Exchange
Commission.

	1.10	The term "Custodian" shall mean
State Street Bank and Trust Company.

	1.11	The term "Delivery Date" shall mean
the date contemplated by Section 3.3
of this Agreement.

	1.12	The term "Investment Trust N-14"
shall mean Investment Trust's
registration statement on Form N-14,
including a Proxy
Statement/Prospectus as may be
amended, that describes the
transactions contemplated by this
Agreement and registers the National
Limited Fund Shares to be issued in
connection with this transaction.

	1.13	The term "National Limited Fund
Investment Trust N-1A" shall mean
the registration statement, as
amended, on Form N-1A of
Investment Trust with respect to
National Limited Fund in effect on the
date hereof or on the Closing Date, as
the context may require.

	1.14	The term "NYSE" shall mean the
New York Stock Exchange.

1.15	The term "New Jersey Limited Fund
Investment Trust N-1A" shall mean the
registration 	statement, as amended, on
Form N-1A of Investment Trust with respect
to New Jersey 	Limited Fund in effect on the
date hereof or on the Closing Date, as the
context may 	require.

	1.16	The term "Proxy Statement" shall
mean the Proxy Statement/Prospectus
furnished to the New Jersey Limited
Fund shareholders in connection with
this transaction.

	1.17	The term "Securities List" shall mean
the list of those securities and other
assets owned by Investment Trust, on
behalf of New Jersey Limited Fund, on
the Delivery Date.

	1.18	The term "Valuation Date" shall
mean the day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization of New Jersey Limited
Fund.  At the Closing, subject to the
requisite approval of the New Jersey
Limited Fund's shareholders and the
terms and conditions set forth herein,
Investment Trust shall transfer all of
the assets of New Jersey Limited Fund
and assign all Assumed Liabilities to
National Limited Fund, and National
Limited Fund shall acquire such assets
and shall assume such Assumed
Liabilities upon delivery by National
Limited Fund to New Jersey Limited
Fund on the Closing Date of Class A,
Class B , Class C and Class I National
Limited Fund Shares (including, if
applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the
Assumed Liabilities, all determined and
adjusted as provided in Section 2.2.
Upon delivery of the assets, National
Limited Fund will receive good and
marketable title thereto free and clear
of all liens.

	2.2	Computation of Net Asset Value.  The
net asset value per share of the
National Limited Fund Shares and the
net value of the assets of New Jersey
Limited Fund subject to this
Agreement shall, in each case, be
determined as of the Close of Trading
on the NYSE on the Valuation Date,
after the declaration and payment of
any dividend on that date.  The net
asset value of the National Limited
Fund Shares shall be computed in the
manner set forth in the National
Limited Fund Investment Trust Form
N-1A.  In determining the value of the
securities transferred by New Jersey
Limited Fund to National Limited Fund,
such assets shall be priced in
accordance with the policies and
procedures described in the National
Limited Fund Investment Trust N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date.  The Closing shall be at
the offices of Eaton Vance
Management, Two International Place,
Boston, MA  02110 immediately after
the close of business on the Closing
Date.  All acts taking place at Closing
shall be deemed to take place
simultaneously as of the close of
business on the Closing Date unless
otherwise agreed in writing by the
parties.

3.2	Valuation Date.  Pursuant to Section
2.2, the net value of the assets of New
Jersey Limited Fund and the net asset
value per share of National Limited
Fund shall be determined as of the
Close of Trading on the NYSE on the
Valuation Date, after the declaration
and payment of any dividend on that
date.  The stock transfer books of
Investment Trust with respect to New
Jersey Limited Fund will be
permanently closed, and sales of New
Jersey Limited Fund Shares shall be
suspended, as of the close of business
of Investment Trust on the Valuation
Date.  Redemption requests thereafter
received by Investment Trust with
respect to New Jersey Limited Fund
shall be deemed to be redemption
requests for National Limited Fund
Shares to be distributed to
shareholders of New Jersey Limited
Fund under this Agreement provided
that the transactions contemplated by
this Agreement are consummated.

		In the event that trading on the NYSE
or on another exchange or market on
which securities held by the New
Jersey Limited Fund are traded shall be
disrupted on the Valuation Date so
that, in the judgment of Investment
Trust, accurate appraisal of the net
assets of New Jersey Limited Fund to
be transferred hereunder or the assets
of National Limited Fund is
impracticable, the Valuation Date shall
be postponed until the first Business
Day after the day on which trading on
such exchange or in such market shall,
in the judgment of Investment Trust,
have been resumed without disruption.
In such event, the Closing Date shall
be postponed until one Business Day
after the Valuation Date.
	3.3	Delivery of Assets.  After the close of
business on the Valuation Date,
Investment Trust shall issue
instructions providing for the delivery
of all of its assets held on behalf of
New Jersey Limited Fund to the
Custodian to be held for the account
of National Limited Fund, effective as
of the Closing.  National Limited Fund
may inspect such securities at the
offices of the Custodian prior to the
Valuation Date.

4.	New Jersey Limited Fund Distributions and
Termination

4.1	As soon as reasonably practicable after
the Closing Date, Investment Trust
shall pay or make provisions for the
payment of all of the debts and taxes
of New Jersey Limited Fund and
distribute all remaining assets, if any, to shareholders of New Jersey Limited
Fund, and New Jersey Limited Fund
shall thereafter be terminated under
Massachusetts law.
	At, or as soon as may be practicable
following the Closing Date, Investment
Trust on behalf of New Jersey Limited
Fund shall distribute the Class A, Class
B, Class C and Class I National Limited
Fund Shares it received from the
National Limited Fund to the
shareholders of the New Jersey
Limited Fund and shall instruct
National Limited Fund as to the
amount of the pro rata interest of
each of New Jersey Limited Fund's
shareholders as of the close of
business on the Valuation Date (such
shareholders to be certified as such by
the transfer agent for Investment
Trust), to be registered on the books
of National Limited Fund, in full and
fractional National Limited Fund
Shares, in the name of each such
shareholder, and National Limited
Fund agrees promptly to transfer the
National Limited Fund Shares then
credited to the account of New Jersey
Limited Fund on the books of National
Limited Fund to open accounts on the
share records of National Limited Fund
in the names of New Jersey Limited
Fund shareholders in accordance with
said instruction.  Each New Jersey
Limited Fund shareholder shall receive
shares of the corresponding class of
National Limited Fund to the class of
New Jersey Limited Fund held by such
shareholder.  All issued and
outstanding New Jersey Limited Fund
Shares shall thereupon be canceled on
the books of Investment Trust.
National Limited Fund shall have no
obligation to inquire as to the
correctness of any such instruction,
but shall, in each case, assume that
such instruction is valid, proper and
correct.

5.	New Jersey Limited Fund Securities

	On the Delivery Date, Investment Trust on behalf of New Jersey Limited Fund shall deliver the Securities List and tax records. Such records shall be made available to National
Limited Fund prior to the Closing Date for inspection by the Treasurer (or his or her designee). Notwithstanding the foregoing, it is expressly understood that New Jersey Limited
Fund may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

	National Limited Fund shall acquire all liabilities of New Jersey Limited Fund, whether known or unknown, or contingent or determined.
Investment Trust will discharge all known liabilities of New Jersey Limited Fund, so far as may be possible, prior to the Closing Date.
New Jersey Limited Fund shall bear the
expenses of carrying out this Agreement.

7.	Investment Trust Representations and
Warranties

	Investment Trust, on behalf of New Jersey
Limited and National Limited Funds, hereby represents, warrants and agrees as follows:

	7.1	Legal Existence.  Investment Trust is a
business trust duly organized and
validly existing under the laws of the
Commonwealth of Massachusetts.
Each of New Jersey Limited Fund and
National Limited Fund is a validly
existing series of Investment Trust.
Investment Trust is authorized to issue
an unlimited number of shares of
beneficial interest of National Limited
Fund.

7.2	Registration under 1940 Act.
Investment Trust is duly registered as
an open-end management investment
company under the 1940 Act and
such registration is in full force and
effect.

7.3	Financial Statements.  The statement
of assets and liabilities and the
schedule of portfolio investments and
the related statements of operations
and changes in net assets of New
Jersey Limited Fund dated March 31,
2011 and National Limited Fund dated
March 31, 2011, fairly present the
financial condition of New Jersey
Limited Fund and National Limited
Fund as of said dates in conformity
with generally accepted accounting
principles.

	7.4	No Contingent Liabilities.  There are no
known contingent liabilities of New
Jersey Limited Fund or National
Limited Fund not disclosed and there
are no legal, administrative or other
proceedings pending, or to the
knowledge of Investment Trust
threatened, against New Jersey Limited
Fund or National Limited Fund which
would materially affect its financial
condition.

7.5	Requisite Approvals.  The execution
and delivery of this Agreement and
the consummation of the transactions
contemplated herein, have been
authorized by the Board of Trustees of
Investment Trust by vote taken at a
meeting of such Board duly called and
held on March 14, 2011.  No approval
of the shareholders of National
Limited Fund is required in connection
with this Agreement or the transaction
contemplated hereby.  The Agreement
has been executed and delivered by a
duly authorized officer of Investment
Trust and is a valid and legally binding obligation of each of New Jersey
Limited Fund and National Limited
Fund enforceable in accordance with
its terms.

	7.6	No Material Violations.  Investment
Trust is not, and the execution,
delivery and performance of this
Agreement will not result, in a material violation of any provision of its Declaration of Trust or By-Laws, as each may be amended, of Investment
Trust or of any agreement, indenture,
instrument, contract, lease or other
undertaking to which Investment Trust
is a party or by which it is bound.

	7.7	Taxes and Related Filings.  Except
where failure to do so would not have
a material adverse effect on New
Jersey Limited Fund or National
Limited Fund, each of New Jersey
Limited Fund and National Limited
Fund has filed or will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due.
Each of New Jersey Limited Fund and
National Limited Fund has elected to
be treated as a "regulated investment
company" for federal tax purposes,
has qualified as such for each taxable
year of its operations and will qualify
as such as of the Closing Date.

	7.8	Good and Marketable Title.  On the
Closing Date, New Jersey Limited Fund
will have good and marketable title to
its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, and full right, power and authority to sell, assign, transfer and deliver such assets and shall deliver such assets to National Limited Fund.
Upon delivery of such assets, National
Limited Fund will receive good and
marketable title to such assets, free
and clear of all liens, mortgages,
pledges, encumbrances, charges,
claims and equities, except as to
adverse claims under Article 8 of the
Uniform Commercial Code of which
National Limited Fund has notice and
necessary documentation at or prior
to the time of delivery.

	7.9	National Limited Fund Investment
Trust N-1A Not Misleading.  The
National Limited Fund Investment
Trust N-1A conforms on the date of
the Agreement, and will conform on
the date of the Proxy Statement and
the Closing Date, in all material
respects to the applicable
requirements of the 1933 Act and the
1940 Act and the rules and regulations
of the Commission thereunder and
does not include any untrue statement
of a material fact or omit to state any
material fact required to be stated
therein or necessary to make the
statements therein, in light of the
circumstances under which they were
made, not materially misleading.

7.10	Proxy Statement.  The Proxy
Statement delivered to the New Jersey
Limited Fund shareholders in
connection with this transaction (both
at the time of delivery to such
shareholders in connection with the
meeting of shareholders and at all
times subsequent thereto and
including the Closing Date) in all
material respects, conforms to the
applicable requirements of the 1934
Act and the 1940 Act and the rules
and regulations of the Commission
thereunder, and will not include any
untrue statement of a material fact or
omit to state any material fact
required to be stated thereon or
necessary to make statements therein,
in light of the circumstances under
which they were made, not materially
misleading.

	7.11	Books and Records.  Each of New
Jersey Limited Fund and National
Limited Fund have maintained all
records required under Section 31 of
the 1940 Act and rules thereunder.

8.	Conditions Precedent to Closing

	The obligations of the parties hereto shall be conditioned on the following:

	8.1	Representations and Warranties.  The
representations and warranties of the
parties made herein will be true and
correct as of the date of this
Agreement and on the Closing Date.

8.2	Shareholder Approval.  The Agreement
and the transactions contemplated
herein shall have been approved by
the requisite vote of the holders of
New Jersey Limited Fund Shares in
accordance with the 1940 Act and the
Declaration of Trust and By-Laws, each
as amended, of Investment Trust.

	8.3	Pending or Threatened Proceedings.
On the Closing Date, no action, suit or
other proceeding shall be threatened
or pending before any court or
governmental agency in which it is
sought to restrain or prohibit, or
obtain damages or other relief in
connection with, this Agreement or
the transactions contemplated herein.

	8.4	Registration Statement.  The
Investment Trust N-14 shall have
become effective under the 1933 Act;
no stop orders suspending the
effectiveness of such Investment Trust
N-14 shall have been issued; and, to
the best knowledge of the parties
hereto, no investigation or proceeding
for that purpose shall have been
instituted or be pending, threatened or
contemplated under the 1933 Act.
The Proxy Statement has been
delivered to each shareholder of
record of the New Jersey Limited Fund
as of June 16, 2011 in accordance
with the provisions of the 1934 Act
and the rules thereunder.

	8.5	Declaration of Dividend.  Investment
Trust shall have declared a dividend or
dividends which, together with all
previous such dividends, shall have the
effect of distributing to New Jersey
Limited Fund shareholders all of New
Jersey Limited Fund's investment
company taxable income (as defined in
Section 852 of the Code) (computed
without regard to any deduction for
dividends paid) for the final taxable
period of New Jersey Limited Fund, all
of its net capital gain realized in the
final taxable period of New Jersey
Limited Fund (after reduction for any
capital loss carryforward) and all of
the excess of (i) its interest income
excludable from gross income under
Section 103(a) of the Code over (ii) its deductions disallowed under Sections
265 and 171(a)(2) of the Code for the
final taxable period of New Jersey
Limited Fund.

	8.6	State Securities Laws.  The parties shall
have received all permits and other
authorizations necessary, if any, under
state securities laws to consummate
the transactions contemplated herein.

8.7	Performance of Covenants.  Each party
shall have performed and complied in
all material respects with each of the
agreements and covenants required by
this Agreement to be performed or
complied with by each such party prior
to or at the Valuation Date and the
Closing Date.

	8.8	Due Diligence.  National Limited Fund
shall have had reasonable opportunity
to have its officers and agents review
the records of New Jersey Limited
Fund.

	8.9	No Material Adverse Change.  From
the date of this Agreement, through
the Closing Date, there shall not have
been:

*	any change in the business,
results of operations, assets or
financial condition or the
manner of conducting the
business of New Jersey Limited
Fund or National Limited Fund
(other than changes in the
ordinary course of its business,
including, without limitation,
dividends and distributions in
the ordinary course and
changes in the net asset value
per share) which has had a
material adverse effect on
such business, results of
operations, assets or financial
condition, except in all
instances as set forth in the
financial statements;

*	any loss (whether or not
covered by insurance) suffered
by New Jersey Limited Fund or
National Limited Fund
materially and adversely
affecting of New Jersey
Limited Fund or National
Limited Fund, other than
depreciation of securities;

*	issued by Investment Trust to any
person any option to purchase
or other right to acquire shares
of any class of New Jersey
Limited Fund or National
Limited Fund Shares (other
than in the ordinary course of
Investment Trust's business
as an open-end management
investment company);

*	any indebtedness incurred by
New Jersey Limited Fund or
National Limited Fund for
borrowed money or any
commitment to borrow money
entered into by New Jersey
Limited Fund or National
Limited Fund except as
permitted in New Jersey
Limited Fund Investment Trust
N-1A or National Limited Fund
Investment Trust N-1A and
disclosed in financial
statements required to be
provided under this
Agreement;

*	any amendment to the
Declaration of Trust or By-
Laws of Investment Trust that
will adversely affect the ability
of Investment Trust to comply
with the terms of this
Agreement; or

*	any grant or imposition of any
lien, claim, charge or
encumbrance upon any asset
of New Jersey Limited Fund
except as provided in New
Jersey Limited Fund
Investment Trust N-1A so long
as it will not prevent
Investment Trust from
complying with Section 7.8.

	8.10	Lawful Sale of Shares.  On the Closing
Date, National Limited Fund Shares to
be issued pursuant to Section 2.1 of
this Agreement will be duly authorized,
duly and validly issued and
outstanding, and fully paid and non-
assessable by Investment Trust, and
conform in all substantial respects to
the description thereof contained in
the Investment Trust N-14 and Proxy
Statement furnished to the New Jersey
Limited Fund shareholders and the
National Limited Fund Shares to be
issued pursuant to paragraph 2.1 of
this Agreement will be duly registered
under the 1933 Act by the Investment
Trust N-14 and will be offered and
sold in compliance with all applicable
state securities laws.

	8.11	Documentation and Other Actions.
Investment Trust shall have executed
such documents and shall have taken
such other actions, if any, as
reasonably requested to fully
effectuate the transactions
contemplated hereby.

9.	Addresses

	All notices required or permitted to be given
under this Agreement shall be given in writing
to Eaton Vance Investment Trust, Two
International Place, Boston, MA  02110
(Attention: Chief Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

10.	Termination

	This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before [December 31, 2010]. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

11.	Miscellaneous

	This Agreement shall be governed by,
construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Investment Trust represents that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Investment
Trust represents that this Agreement
constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

12.	Amendments

	At any time prior to or after approval of this Agreement by New Jersey Limited Fund shareholders (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of National Limited Fund Shares to be received by New Jersey Limited Fund shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

13.	Massachusetts Business Trust

	References in this Agreement to Investment
Trust mean and refer to the Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Investment Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Investment
Trust, acting as such, and neither such
authorization by such trustees nor such
execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Trust as provided in such Declaration of Trust.
No series of Investment Trust shall be liable for the obligations of any other series.


	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:					EATON
VANCE INVESTMENT TRUST
						(on
behalf of Eaton Vance New Jersey Limited Municipal
						Income
Fund)


/s/ Maureen A. Gemma
	By:	/s/ Cynthia J. Clemson
Maureen A. Gemma, Secretary
	Cynthia J. Clemson, President


						EATON
VANCE INVESTMENT TRUST
						(on
behalf of Eaton Vance National Limited Maturity

	Municipal Income Fund)


/s/ Maureen A. Gemma
	By:	/s/ Cynthia J. Clemson
Maureen A. Gemma, Secretary
	Cynthia J. Clemson, President



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